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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 28, 2014 (May 5, 2014 as to Notes 2g, 9 and 15), relating to the financial statements of Iron Mountain Incorporated, appearing in Iron Mountain Incorporated's Current Report on Form 8-K dated May 5, 2014, and our report dated February 28, 2014 relating to the effectiveness of Iron Mountain Incorporated's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Iron Mountain Incorporated for the year ended December 31, 2013, and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 26, 2014

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM